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                                                                EXHIBIT 23

                        INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of Crown Crafts, Inc. and subsidiaries on Form S-8 of our report dated May 24, 1996, appearing in the Annual Report on Form 10-K of Crown Crafts, Inc. and subsidiaries for the year ended March 31, 1996.



/s/  Deloitte & Touche LLP
Atlanta, Georgia
June 20, 1996